UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2019

JACC STUDIOS
(Exact name of registrant as specified in its charter)

Nevada	333-207103	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18124 Wedge Pkwy, Ste 1050, Reno, NV	89511
(Address of principal executive offices)	(Zip code)

(778) 995-1267
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

JACC Studios, Inc. (the “Company”) entered into separate subscription agreements (each a “Purchase Agreement”), by and between the Company and an investor (each a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company issued and sold to the Purchasers shares of common stock (each a “Share” and collectively, the “Shares”) of the Company (the “Common Stock”).

As of November 30, 2019, the Company has sold an aggregate of 24,275,000 Shares for an aggregate purchase price of $64,650. No placement agent or broker dealer was used or participated in any offering or sale of the Shares.

The offering of the Shares was made in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the provisions of Regulation S that is promulgated under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation to purchase, any securities of the Company.

Item 9.01 Exhibits

The form of Purchase Agreement is attached hereto as Exhibit 10.1.

Exhibit Number	Description
10.1	Form of Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2019	JACC Studios Inc.
	By:	/s/Jianhua Yu
Jianhua Yu, Principal Executive Officer and Director